Exhibit 4.1

                       INCORPORATED UNDER THE LAWS OF THE
                                STATE OF NEVADA
NUMBER                                                                  SHARES

                                 SCN Holdings Inc.
CAPITAL STOCK: 100,000,000 SARES AT $0.0010 PAR VALUE, PAID AND NON-ASSESSABLE

This is to certify that

                                  S P E C I M E N

is the record holder of

shares of
transferrable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.
In Witness Whereof, the said Corporation has caused this certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

this _________________ day of __________________ A.D.

President                                          Secretary
                                      Seal

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM  as tenants in common  UNIF GIFT MIN ACT  _______  Custodian ______
TEN ENT  as tenants by the entireties       (cust)       (Minor)
JT TEN  as joint tenants with right of   under the Uniform Gifts to
survivorship and not as tenants (State)    Minors Act
in common

Additional abbreviations may also be used although not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT-SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPWRITE NAME AND ADDRESS OF ASSIGNEE

         Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint________________________________________________________________
Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

(Dated,

In presence of